Exhibit 99.1

Bellerophon Reports Second Quarter 2016 Financial Results
and Provides Business Update

Warren, NJ, August 9, 2016 -Bellerophon Therapeutics, Inc. (Nasdaq: BLPH), a clinical-stage biotherapeutics company, today reported financial results for the second quarter ended June 30, 2016 and provided a business update.

“This quarter, we made important progress on our development plans across our clinical pipeline,” stated Jonathan Peacock, Chairman and Chief Executive Officer of Bellerophon Therapeutics. “As planned, in June we enrolled our first patient in our Phase 3 INOvaton-1 clinical trial to treat Pulmonary Arterial Hypertension, or PAH, under an FDA-granted Special Protocol Assessment. We also commenced a trial with our INOpulse therapy to treat pulmonary hypertension associated with idiopathic pulmonary fibrosis, or PH-IPF, and enrolled our first patient in that study in May.

“More recently, we also received health authority approval in Belgium to commence our Phase 2 trial for INOpulse to treat pulmonary hypertension in chronic obstructive pulmonary disease, or PH-COPD. Our plan is to enroll the first patient in this trial during the third quarter and provide results before year end. Each of these trials will utilize our second-generation INOpulse® delivery system, which received EC Certification granting CE Marking earlier this year and has enhanced features that support compliance,” concluded Mr. Peacock.

 Key Highlights in the Second Quarter and Subsequent Weeks, Included:

•
Enrolled the first patient in Bellerophon’s Phase 3 INOvation-1 clinical trial to treat PAH. The first patient was enrolled in June by Jeremy Feldman, MD, Principal Investigator at Arizona Pulmonary Associates, Ltd.

•
Enrolled the first patient in the Company’s Phase 2 trial to evaluate the safety and efficacy of the INOpulse® delivery system in patients with PH-IPF in collaboration with Professor W. De Backer, MD, Director Department of Pulmonary Medicine, University Hospital and University of Antwerp.

•
Received Belgian health authority approval in July to commence the planned Phase 2 trial for INOpulse to treat PH-COPD. This follows results from the Company’s Phase 2a study and proof of mechanism work, which indicated that INOpulse could be both safe and effective in PH-COPD.

•
The positive results of a trial conducted in the Department of Respiratory Medicine at the University Hospital Antwerp, by Professor W. De Backer, MD and Bellerophon, were published in July in the peer-reviewed International Journal of COPD (Hajian et al., Pulmonary vascular effects of pulsed inhaled nitric oxide in COPD patients with pulmonary hypertension, International Journal of COPD, 2016, 11:1533-1541).

•
Entered into an At Market Issuance Sales Agreement, or ATM Offering, with FBR Capital Markets & Co., which allows Bellerophon to issue and sell common stock having an aggregate offering price of up to $5.7 million. During the second quarter ended June 30, 2016, Bellerophon received $0.7 million in gross proceeds from such sales and during July 2016, received another $1.5 million.

Second Quarter 2016 Financial Results

For the second quarter ended June 30, 2016, Bellerophon reduced its net loss to $5.1 million, a 56 percent decrease from $11.6 million net loss reported in the second quarter 2015.

Research and development expenses for the second quarter declined 53 percent to $4.0 million, from $8.4 million in the same quarter last year. The decrease was primarily due to the termination of the BCM development program in 2015 and the related reduction in infrastructure.

General and administrative expenses (G&A) for the second quarter of 2016 declined 65 percent to $1.2 million, from $3.4 million a year ago. G&A expenses were lower primarily as a result of lower expenses payable to Ikaria, Inc. as a result of the termination in September 2015 of the transition services agreement and a 2015 restructuring program that reduced personnel costs for 2016.

At June 30, 2016, the Company had cash and cash equivalents, restricted cash and marketable securities of $13.7 million, which included the issuance of 293,927 shares of common stock, at a weighted average price of $2.33 per share, under the ATM Offering that resulted in gross proceeds to the Company of $0.7 million. This compared to cash and cash equivalents, restricted cash and marketable securities of $24.5 million at December 31, 2015. The Company believes it has sufficient funds to satisfy its operating cash needs for at least the next 12 months.

About Bellerophon

Bellerophon Therapeutics is a clinical-stage biotherapeutics company focused on developing innovative therapies at the intersection of drugs and devices that address significant unmet medical needs in the treatment of cardiopulmonary diseases. The Company is currently developing three product candidates under its INOpulse program, a proprietary pulsatile nitric oxide delivery device. The first is for the treatment of pulmonary arterial hypertension (PAH), for which the Company has commenced Phase 3 clinical trials in 2016. The second is for the treatment of pulmonary hypertension associated with chronic obstructive pulmonary disease (PH-COPD) and the third candidate is for the treatment of pulmonary hypertension associated with Idiopathic Pulmonary Fibrosis (PH-IPF) both of which are in Phase 2 development. The Company’s plans call for the completion of further work on the use of INOpulse to treat PH-COPD and PH-IPF during 2016. For more information, please visit www.bellerophon.com.

Forward-looking Statements

Any statements in this press release about Bellerophon’s future expectations, plans and prospects, including statements about the clinical development of its product candidates, regulatory actions with respect to the Company’s clinical trials and expectations regarding the sufficiency of the Company’s cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary or interim results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, the FDA’s substantial discretion in the approval process, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of the Company’s most recent filings with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent Bellerophon’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

BELLEROPHON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating expenses:
Research and development	$3,954	$8,426	$9,067	$17,946
General and administrative	1,205	3,435	3,181	8,008
Total operating expenses	5,159	11,861	12,248	25,954
Other operating income	—	251	—	1,417
Loss from operations	(5,159)	(11,610)	(12,248)	(24,537)
Interest income	22	27	52	46
Pre-tax loss	(5,137)	(11,583)	(12,196)	(24,491)
Income tax benefit (expense)	—	—	—	—
Net loss	$(5,137)	$(11,583)	$(12,196)	$(24,491)
Weighted average shares outstanding:
Basic and diluted	13,093,176	12,910,975	13,073,202	11,554,593
Net loss per share:
Basic and diluted	$(0.39)	$(0.90)	$(0.93)	$(2.12)

BELLEROPHON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands except share and per share data)

	As of	As of
	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$1,304	$6,260
Marketable securities	11,920	17,807
Prepaid expenses and other current assets	5,405	5,385
Total current assets	18,629	29,452
Restricted cash, non-current	457	457
Other non-current assets	5,595	6,701
Property and equipment, net	1,597	1,799
Total assets	$26,278	$38,409
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,020	$1,613
Accrued research and development	2,394	2,825
Accrued expenses	1,673	3,487
Due to Ikaria, Inc.	126	148
Total current liabilities	6,213	8,073
Total liabilities	6,213	8,073
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value per share; 125,000,000 shares authorized, 13,920,597 and 13,130,800 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	139	131
Preferred stock, $0.01 par value per share; 5,000,000 share authorized, zero shares issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Additional paid-in capital	132,798	130,902
Accumulated other comprehensive income (loss)	2	(19)
Accumulated deficit	(112,874)	(100,678)
Total stockholders’ equity	20,065	30,336
Total liabilities and stockholders’ equity	$26,278	$38,409

Contacts

At Bellerophon:	At Rx Communications Group:
Fabian Tenenbaum, Chief Financial Officer	Melody Carey
(908) 574-4767	(917) 322-2571

# # #

4